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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          ____________________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                          ____________________________

Date of report (Date of earliest event reported)         October 3, 2002
                                                --------------------------------

                          INSPIRE PHARMACEUTICALS, INC.
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               (Exact Name of Registrant as Specified in Charter)

         Delaware                        000-31135                04-3209022
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(State or Other Jurisdiction            (Commission            (I.R.S. Employer
      of Incorporation)                 File Number)         Identification No.)

4222 Emperor Boulevard, Suite 470, Durham, North Carolina             27703-8466
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(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code     (919) 941-9777
                                                   -----------------------------

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          (Former Name or Former Address, If Changed Since Last Report)

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Item 5. Other Events.

     On October 4, 2002, Inspire Pharmaceuticals, Inc. issued the following press release:

"INSPIRE PHARMACEUTICALS ANNOUNCES COLLABORATION WITH CYSTIC FIBROSIS FOUNDATION
                                  THERAPEUTICS

    Also Presents Phase I/II Results and Receives Fast Track Designation for
                    INS37217 Respiratory for Cystic Fibrosis

"DURHAM, NC - October 4, 2002 - Inspire Pharmaceuticals, Inc. (Nasdaq: ISPH) today announced a collaboration with Cystic Fibrosis Foundation Therapeutics, Inc. (CFFT), a non-profit drug development affiliate of the Cystic Fibrosis Foundation, that will provide funding of a Phase II study for INS37217 Respiratory for the treatment of cystic fibrosis (CF). The Phase II study is being conducted based on results from a recently completed Phase I/II study. These results will be presented at the 16/th/ Annual North American Cystic Fibrosis Conference, October 3-6 in New Orleans. In addition, Inspire has received Fast Track designation from the U.S. Food and Drug Administration (FDA) for INS37217 Respiratory for cystic fibrosis.

"CFFT COLLABORATION
The CFFT has agreed to provide the majority of funding of external costs for a Phase II trial of INS37217 Respiratory in exchange for post-commercialization milestone payments to be made following FDA approval. Financial terms of the agreement were not disclosed.

"This trial, which has been designed in collaboration with the CFFT, will be a 28-day, double-blind, placebo-controlled, parallel group study of INS37217 Respiratory inhaled solution. The study will be conducted in approximately 90 patients with mild CF lung disease at 12 U.S. sites. Inspire will work closely with the Cystic Fibrosis Therapeutics Development Network (CF TDN) and Coordinating Center in conducting the study. The study is targeted for initiation by the end of 2002.

"`We look forward to continuing our work with Inspire's team on INS37217, a novel product that takes aim at the basic defect in CF cells -- faulty ion channels,' stated Robert J. Beall, Ph.D., President and CEO of the Cystic Fibrosis Foundation and CFFT. `Now that researchers have shown the drug to be well tolerated in CF patients, we are delighted to provide our expertise in designing the Phase II study to evaluate the drug's potential use as an early intervention approach to CF lung disease.'

"PHASE I/II STUDY RESULTS
Results from the Phase I/II study of INS37217 Respiratory for CF will be described in a podium presentation on October 5/th/ at 3:00 PM CDT at the North American CF Conference, with a supporting poster. Inspire worked with the CF TDN to conduct the study, which was a double-blind, placebo-controlled, ascending-dose safety and tolerability study in approximately 60 patients at 8 U.S. sites. Results demonstrated that INS37217 Respiratory, delivered by inhalation over an 8-day treatment period, was well tolerated at all dose levels in children and adults with mild CF lung disease. Clear evidence of pharmacological activity was noted. Patients receiving INS37217 Respiratory showed a statistically significant increase compared to placebo (p value =

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0.02) in sputum expectoration, a key indicator of lung clearance, following dosing on the first day of the study. In addition, some improvement in lung function was observed in the patients treated with INS37217 Respiratory during this short treatment period. This improvement was noted particularly in patients with mild lung disease, who accounted for the majority of patients in the study, and are the target population for the next study.

"`We are pleased with the momentum in this program,' stated Christy L. Shaffer, Ph.D., CEO of Inspire. `It is particularly exciting for us to see encouraging results in our CF program, as Inspire was founded by leading experts in CF lung disease who understood the implications of studying the role of P2Y\\2\\ receptors in mucosal defense. We have had productive interactions with the CFFT and the CF TDN over the past year, and are looking forward to strengthening these relationships further through this collaboration as we continue the development of a novel and valuable potential product for this life-threatening disease.'

"FAST TRACK DESIGNATION
In addition to having received Orphan Drug Status designation by the FDA, Inspire has now received Fast Track designation for INS37217 Respiratory for the treatment of CF. The FDA considers applications for Fast Track designation for products that have the potential to address unmet medical needs for serious or life-threatening conditions. Programs that have Fast Track designation may be considered for priority review or for accelerated approval based on surrogate endpoints.

"ABOUT CYSTIC FIBROSIS
Cystic fibrosis is a life-threatening disease involving a genetic mutation that disrupts the cystic fibrosis transmembrane regulator protein. This protein acts as an ion-specific channel that moves salt and water to the surface of the lungs. The defect in this ion channel in CF patients leads to poorly hydrated, thick, mucous secretions in the airways and severely impaired mucociliary clearance. INS37217 Respiratory is believed to enhance the lung's mucosal hydration and mucociliary clearance mechanisms by activating an alternative ion channel that acts in the same way as the defective ion channel in moving salt and water to the surface of the lungs. It is well established that mucociliary clearance is impaired early in life in CF patients. Therefore, this unique, early intervention approach is different from the approach of other approved CF products and may be important in intervening in the early clinical course of CF lung disease.

"Impairments in vital lung function in CF patients typically begin in early childhood and invariably result in chronic secondary infections resulting in progressive lung dysfunction and deterioration. Respiratory failure accounts for approximately 90% of deaths in CF patients. According to the U.S. CF Foundation, the median average life expectancy for patients with CF is 33 years. There are approximately 33,000 diagnosed CF patients in the United States and 75,000 in the eight major pharmaceutical markets.

"ABOUT INSPIRE
Inspire Pharmaceuticals, Inc. discovers and develops new drugs to treat diseases characterized by deficiencies in the body's innate defense mechanisms of mucosal hydration and mucociliary

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clearance, as well as other non-mucosal disorders. Mucosal defense mechanisms are the natural way that the body defends its mucosal surfaces against dust, pollutants, bacteria and viruses. Inspire's lead product candidates target ophthalmic and respiratory diseases with inadequate current treatments and which represent large therapeutic market opportunities. Inspire has development and commercialization alliances with Allergan, Inc., Kissei Pharmaceutical Co., Ltd., Santen Pharmaceutical Co., Ltd. and Kirin Brewery Co., Ltd. Inspire's products are based on proprietary technology relating to P2Y\\2\\ receptors and to non-P2Y\\2\\ receptors that show therapeutic promise, including P2Y\\12\\.

"FORWARD-LOOKING STATEMENTS
The forward-looking statements in this news release relating to management's expectations and beliefs are based on preliminary information and management assumptions. Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue and earnings expectations, intellectual property rights and litigation, competitive products, results of clinical trials, the need for additional research and testing, delays in manufacturing, funding and the timing and content of decisions made by regulatory authorities, including the United States Food and Drug Administration. Further information regarding factors that could affect Inspire's results is included in Inspire's filings with the Securities and Exchange Commission. Inspire undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events."

                                    * * * * *

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits.

Exhibit 10.1* Study Funding Agreement, dated as of October 3, 2002, between Inspire Pharmaceuticals, Inc. and The Cystic Fibrosis Foundation Therapeutics, Inc.

* Confidential treatment has been requested with respect to a portion of this Exhibit

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Inspire Pharmaceuticals, Inc.

                                             By: /s/ Gregory J. Mossinghoff
                                                 --------------------------
                                                    Gregory J. Mossinghoff
                                                    President, Treasurer and
                                                    Secretary

Dated:  October 4, 2002